STATE OF PENNSYLVANIA

COUNTY OF MERCER





POWER OF ATTORNEY

	KNOW ALL MEN BY THESE PRESENTS, that commencing
January 1, 2004, I, Earl K. Wahl, Jr., a Director of F.N.B. Corporation, a Florida Corporation, do constitute and appoint Brian Lilly, Tito Lima, David B. Mogle and James G. Orie my true and lawful attornies-in-fact, who may act individually under this Power of Attorney with full power of substitution, for me in any and all capacities, to sign, pursuant to the requirements of Section 16 of the Securities Exchange Act of 1934, as amended, any report on Form 3, Form 4, or Form 5, respecting the securities of F.N.B. Corporation and to file the same with the Securities and Exchange Commission, together with all exhibits thereto and other documents in connection therewith, and to sign on my behalf and in my stead, in any and all capacities, any amendments to said reports, incorporating such changes as said attorney-in-fact deems appropriate, hereby ratifying and confirming all that said attorney-in-fact may do or cause to be down by virtue hereof (hereinafter referred to as "F.N.B. SEC Section 16 Filings"), and hereby revoking any existing Power of Attorney which I may have previously granted concerning my F.N.B. SEC Section 16 Filings, effective January 1, 2004.



	The authority of my attorney-in-fact shall be effective until I expressly revoke it and file same with the Securities and Exchange Commission.


	I acknowledge that I have granted this power of attorney solely to make it more convenient for me to comply with my reporting responsibilities under Section 16 of the Exchange Act, that my granting of this power of attorney does not relieve me of any of my responsibilities to prepare and file on a timely basis all reports that I may be required to file under said Section 16, and that neither F.N.B. Corporation nor my attorney-in-fact has assumed, or shall be deemed to assume, any of my responsibilities in that regard.


	IN WITNESS
WHEREOF, I have hereunto set in my hand and seal this 15th day of December, 2003.





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